JOHN HANCOCK SPECIAL EQUITIES FUND


                            Change of Name of Trust,
                          Amendment of Section 5.11 and
                        Establishment and Designation of
               Class A Shares, Class B Shares, and Class C Shares
                            of Beneficial Interest of
                         John Hancock Growth Trends Fund
                 a Series of John Hancock Special Equities Fund


                             Change of Name of Trust
                             -----------------------

         The undersigned, being a majority of the Trustees of John Hancock Special Equities Fund, a Massachusetts business trust (the "Trust"), hereby amend the Trust's Amended and Restated Declaration of Trust dated June 8, 1999, as amended from time to time, to the extent necessary to reflect the change of the name of the Trust to John Hancock Equity Trust.


              Establishment and Designation of New Series of Shares
              -----------------------------------------------------

         The undersigned, being a majority of the Trustees of John Hancock Special Equities Fund, a Massachusetts business Trust (the "Trust"), acting pursuant to the Amended and Restated Declaration of Trust dated June 8, 1999, as amended from time to time (the "Declaration of Trust"), do hereby establish a series of shares of the Trust (the "Shares"), having rights and preferences set forth in the Declaration of Trust and in the Trust's Registration Statement on Form N-1A, which Shares shall represent undivided beneficial interests in a separate portfolio of assets of the Trust (the "Fund") designated "John Hancock Growth Trends Fund". The Shares are divided to create three classes of Shares of the Fund as follows:

      1. The three classes of Shares of the Fund established and designated hereby are "Class A Shares", "Class B Shares", and "Class C Shares", respectively.

      2. Class A Shares, Class B Shares, and Class C Shares shall each be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

      3. The purchase price of Class A Shares, of Class B Shares, and of Class C Shares, the method of determining the net asset value of Class A Shares, of Class B Shares, and of Class C Shares, and the relative dividend rights of holders of Class A Shares, of holders of Class B Shares, and of holders of Class C Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be as set forth in the Prospectus and Statement of Additional Information of the Fund included in the Trust's Registration Statement, as amended from time to time, under the Securities Act of 1933, as amended and/or the Investment Company Act of 1940, as amended.

                            Amendment of Section 5.11
                            -------------------------

         The undersigned, being a majority of the Trustees of John Hancock Special Equities Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Amended and Restated Declaration of Trust dated June 8, 1999, as amended from time to time, do hereby amend Section 5.11, effective August 28, 2000, as follows:

         1. Section 5.11 (a) shall be deleted and replaced with the following:

                  Without  limiting  the  authority of the Trustees set forth in
                  Section 5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following Series:
                  John Hancock Growth Trends Fund, which consists of Class A Shares, Class B Shares, and Class C Shares (the "Existing Series").


         The Declaration of Trust is hereby amended to the extent necessary to reflect the change of name of the Trust, the establishment of an additional series of Shares, and the amendment of Section 5.11, effective August 28, 2000.

         Capitalized terms not otherwise defined herein shall have the meanings set forth in the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned have executed this instrument on the 6th day of June 2000.

---------------------------------          ---------------------------------
Dennis S. Aronowitz                        Gail D. Fosler

---------------------------------          ---------------------------------
Stephen L. Brown                           William F. Glavin

---------------------------------          ---------------------------------
Richard P. Chapman, Jr.                    John A. Moore

---------------------------------          ---------------------------------
William J. Cosgrove                        Patti McGill Peterson

---------------------------------          ---------------------------------
Leland O. Erdahl                           John W. Pratt

---------------------------------          ---------------------------------
Richard A. Farrell                         Richard S. Scipione

---------------------------------
Maureen R. Ford



         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

COMMONWEALTH OF MASSACHUSETTS  )
                               )ss
COUNTY OF SUFFOLK              )

         Then personally appeared the above-named Dennis S. Aronowitz, Stephen
L. Brown, Richard P. Chapman, Jr., William J. Cosgrove, Leland O. Erdahl, Richard A. Farrell, Maureen R. Ford, Gail D. Fosler, William F. Glavin, John A. Moore, Patti McGill Peterson, John W. Pratt, and Richard S. Scipione, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 6th day of June, 2000.

                                         ----------------------------------
                                         Notary Public

                                         My Commission Expires:______________